SCHEDULE 14C

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X] Preliminary Information Statement   [ ] Confidential, for Use of the
Commission only (as permitted
by Rule 14c-5(d)(2)

[ ] Definitive Information Statement

                         Raven Moon International, Inc.
                   ------------------------------------------
                  (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box)

[X] No fee required.

[ ] $125 per Exchange Act Rules 0-11(c)1(ii), or 14c-5(g)

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to

     Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

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Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement:

(3) Filing Party:

(4) Date Filed:

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                         RAVEN MOON INTERNATIONAL, INC.

                      120 INTERNATIONAL PARKWAY, SUITE 220

                             HEATHROW, FLORIDA 32746

                              INFORMATION STATEMENT

This Information Statement is furnished by Raven Moon International, Inc. ("Raven Moon" or the "Company") pursuant to Regulation 14C of the Securities Exchange Act of 1934, as amended. The purpose of this information statement is to inform all stockholders of following actions (collectively, the "Actions") taken by written consent of the holders of a majority of the issued and outstanding shares of the Company's common stock:

     1.   election of 8 individuals to serve as Directors;

     2. authorize an amendment to the Company's Articles of Incorporation to change its name to Raven Moon Entertainment, Inc. and to increase the number of shares of Preferred Stock from 200,000,000 shares to 800,000,000 shares;

     3.   approval of the Raven Moon Entertainment, Inc. Stock Option Plan; and

     4.   approval of a 1 for 125 reverse split of the Company's Common Stock.

This Information Statement is first being furnished on or about August 5, 2001 to all holders of record of the common stock, $.0001 par value per share ("Common Stock"), of the Company as of July 26, 2001.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We are not seeking consent, authorization or proxies from you for the Actions listed above because the Board of Directors of the Company (the "Board") has approved, and the shareholders owning a majority of the issued and outstanding shares of Common Stock outstanding as of July 26, 2001, the record date for the Actions, have consented in writing to the Actions. The number of shares of the Company's common stock outstanding as of July 26, 2001, was 220,733,526; the number of shares that voted to approve the actions listed above is 119,528,132, representing 54.14% of the outstanding shares of voting stock of the Company.

Such approval and consent are sufficient under Section 607.0704 of the Florida Business Corporation Act and the Company's Bylaws to approve the Actions. Accordingly, the Amendments will not be submitted to the other Company stockholders for a vote; however, since stockholder approval of the Amendment was obtained by written consent rather than at a stockholders' meeting, Florida law requires that notice be sent to all non-consenting stockholders notifying

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them of the actions taken not more than 10 days after the effective date of the consent and the Exchange Act will not permit such filing until the expiration of 20 calendar days from the date hereof. None of the Actions will become effective until September 1, 2001, after the expiration of the 20-calendar day period. This Information Statement is being furnished to stockholders solely to provide them with certain information concerning the Actions in accordance with the requirements of Florida law and the Securities Exchange Act of 1934, as amended, and the regulations promulgated there under, including particularly Regulation 14C.

The Company intends that all of the Actions will be effective on September 1, 2001; however, we reserve the right to withdrawn or rescind any of the Actions, as described below.

The principal executive offices of the Company are located at 120 International Parkway, Suite 220, Heathrow, Florida 32726, and the Company's telephone number is (407) 304-4764.

                              NO DISSENTERS' RIGHTS

The corporate action described in this Information Statement will not afford to stockholders the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

                    STOCKHOLDER APPROVAL PREVIOUSLY OBTAINED

The Company had 220,733,526 issued and outstanding shares of Common Stock as of July 26, 2001, each of which is entitled to one vote on any matter brought to a vote of the Company's stockholders. The Company also has issued and outstanding as of July 26, 2001, approximately 6,800,380 of Preferred Stock, none of which has any voting rights. By written consent dated July 26, 2001, the stockholders holding a majority of the issued and outstanding Common Stock of the Company ("Consenting Stockholders") approved the adoption and implementation of the Actions, all of such Actions to take effect on September 1, 2001. Such action is sufficient to satisfy the applicable requirements of Florida law that stockholders approve such actions. Accordingly, stockholders will not be asked to take further action on the Amendment at any future meeting and the Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with the Actions.

                               REVERSE STOCK SPLIT

The Board of Directors of the Company has approved an amendment to the Company's Articles of Incorporation to effect a one for 125 reverse split ("Reverse Split") of the issued and outstanding shares of the Common Stock. A copy of the amendment to the Articles of Incorporation effecting the Reverse Stock Split, in substantially the form in we propose to file it, is attached as Exhibit A. The

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Consenting Stockholders have approved the Reverse Split, which is expected to become effective on as of September 1, 2001. Each share of Common Stock issued and outstanding immediately prior to the Effective Date will be reclassified as, and changed into, one hundred twenty-fifth of one share of Common Stock. The Reverse Split will not materially affect any stockholder's proportionate equity interest in the Company or the relative rights, preferences, privileges or priorities of any stockholder. In addition, pursuant to the respective terms of all outstanding warrants and rights to purchase Common Stock of the Company, the number of shares issuable upon exercise of such warrants and other rights and the exercise price per share, will be proportionately adjusted. The Company currently has outstanding warrants to purchase approximately 43,482,694 shares of Common Stock. No options currently are outstanding. Additionally, the Company currently has approximately 6,800,380 shares of convertible Preferred Stock issued and outstanding. The conversion rights of the Preferred Stock also will be appropriately adjusted to reflect the Reverse Split.

Purpose and Effect of the Reverse Stock Split
---------------------------------------------

The Common Stock currently is trading below $.05. The principal effect of the Reverse Split will be to decrease the number of outstanding shares of Common Stock from 220,733,526 shares (as of July 26, 2001) to approximately 1,765,868 shares providing that no additional shares of Common Stock and Preferred Stock have been issued subsequent to July 26, 2001. The respective voting rights and other rights that accompany the Common Stock, will not be altered by the Reverse Split , and the par value of each of the Common Stock and Preferred Stock will remain at $.0001 per share. Consummation of the Reverse Split will not alter the number of authorized shares of the Company's Common Stock, which will remain at 800,000,000 shares. After giving effect to the Reverse Split, the number of outstanding shares of Common Stock (as of September 1, 2001) would be as set forth above, with the result that approximately 798,234,132 shares of Common Stock would constitute authorized but unissued shares. The Board of Directors believes that a decrease in the number of shares of each of Common Stock outstanding without any material alteration of the proportionate economic interest in the Company represented by individual shareholdings may increase the trading price of the Common Stock, although no assurance can be given that the market price of the Common Stock will rise in proportion to the reduction in the number of shares outstanding resulting from the Reverse Split. There can be no assurance that the Reverse Split will not adversely impact the market price of the Common Stock, that the marketability of the Common Stock will improve as a result of the Reverse Split or that the Reverse Split will otherwise have any of the effects described herein. Price information for Common Stock will be available on the NASD OTC Bulletin Board.

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Certificates and Fractional Shares
----------------------------------

The Reverse Split will occur on the Effective Date without any action on the part of stockholders of the Company and without regard to the date or dates certificates presently representing shares of the Common Stock are physically surrendered for certificates representing the post-split number of shares of the Common Stock such stockholders are entitled to receive as a consequence of the Reverse Split. The certificates presently representing shares of each of the Common Stock will be deemed to represent one hundred twenty-fifth the number of shares of Common Stock, as applicable, after the Effective Date of the Reverse Split. New certificates of Common Stock will be issued in due course as old certificates are tendered to the Transfer Agent for exchange or transfer. No fractional shares of Common Stock will be issued and, in lieu thereof, stockholders holding a number of shares of Common Stock not evenly divisible by one hundred twenty-five, and stockholders holding less than one hundred twenty-five shares of Common Stock prior to the Effective Date, upon surrender of their old certificates, will have the fractional number of shares of Common Stock rounded up to one share of Common Stock. For example, if stockholder Z owns 255 old shares of Common Stock, dividing 255 shares by 125, the Reverse Split ratio, would cause stockholder Z to hold after the reverse split 2.04 new shares of Common Stock. However, the 2.04 shares would be rounded up to 3 shares, and Stockholder Z would be issued a stock certificate for 3 new shares of Common Stock.

Number of Holders
-----------------

As of July 26, 2001, approximately 828 persons were holders of record of Common Stock. The Company does not anticipate that the Reverse Split will result in a significant reduction in the number of holders of record of Common Stock. The Company does not presently intend to seek, either before or after the Reverse Split, any change in the Company's status as a reporting company for federal securities law purposes.

Federal Income Tax Consequences
-------------------------------

The receipt of Common Stock in the Reverse Split should not result in any taxable gain or loss to stockholders for federal income tax purposes. The tax basis of Common Stock received as a result of the Reverse Split (including any fractional share interests to which a stockholder is entitled) will be equal, in the aggregate, to the basis of the shares exchanged for the Common Stock. For tax purposes, the holding period of the shares immediately prior to the effective date of the Reverse Stock Split will be included in the holding period of the Common Stock received as a result of the Reverse Split, including any fractional share interests to which a stockholder is entitled.

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THE FEDERAL INCOME TAX DISCUSSION WITH RESPECT TO THE REVERSE SPLIT SET FORTH
ABOVE IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. ALL STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES APPLICABLE TO THEM THAT COULD RESULT FROM THE REVERSE SPLIT.

Effectiveness
-------------

In accordance with Florida law and notwithstanding approval of the amendment by Consenting Stockholders, at any times prior to the filing of the Articles of Amendment, the Board of Directors may, in its sole discretion, abandon the proposed amendment effecting the Reverse Split without any further action by stockholders.

                     AMENDMENT TO ARTICLES OF INCORPORATION

Name Change
-----------

The Company has adopted an amendment to the Articles of Incorporation changing the name of the Company to Raven Moon Entertainment, Inc. The Board believes that the name "Raven Moon Entertainment, Inc" better reflects the current business of the Company, which is the development of television shows for distribution and sale. Raven Moon currently is producing episodes of its initial television project, a half-hour children's television show targeted at 2-5 year old children. Raven Moon intends to continue to focus on the development of programs shows and related merchandise for the entertainment industry, including television and home videos. We believe that this name more accurately describes the focus of the Company's business in the entertainment industry. A copy of the amendment effecting the name change is included in Exhibit A.

Increase in Preferred Stock
---------------------------

In addition, the amendment to the Articles of Incorporation increases the number of authorized shares of Preferred Stock from 200,000,000 shares to 800,000,000 shares. The additional shares of Preferred Stock will be "blank check" preferred stock, which means that the Amendment authorizes the Board to designate the rights, preferences, privileges and voting powers of the Preferred Stock. The authorization of additional Preferred Stock will provide the Company greater flexibility in issuing capital stock in connection with any future financing activities or corporate acquisitions using the Company's capital stock. The Company currently has approximately 6,800,380 shares of convertible Preferred Stock issued and outstanding. The conversion rights of the Preferred Stock also will be appropriately adjusted to reflect the Reverse Split. There are no outstanding options to purchase Preferred Stock.

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                               STOCK CERTIFICATES

We will continue to honor all stock certificates reflecting the current authorized capital stock and name of the Company. However, new stock certificates taking into account the decrease in Common Stock due to the Reverse Split and the Name Change may be obtained from our stock transfer agent, Florida Atlantic Stock Transfer, whose address and telephone number are: 7130 Nob Hill Rd. Tamarac, FL 33321, (954) 726-4954 at $20.00 per certificate fee. Stock certificates being transferred into the present owner's name need not be signed or guaranteed; those being transferred to someone other than the present record owner must be signed and bear a "medallion member" bank or broker/dealer signature guarantee.

After the Effective Date, a stockholder may surrender to the Transfer Agent his certificates representing shares of Common Stock ("Old Certificates") in exchange for certificates representing the appropriate number of whole shares in new Common Stock. No new certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates. Upon return thereof to the Transfer Agent or Company, as applicable, shareholders will receive a new certificate or certificates representing the number of whole shares of new Common Stock, as applicable, into which their shares of Common Stock or Preferred Stock represented by the Old Certificates have been converted as a result of the Reverse Split. Until surrendered, outstanding Old Certificates held by shareholders will be deemed for all purposes to represent the number of whole shares of new Common Stock or Preferred Stock, as applicable, to which such shareholders are entitled as a result of the Reverse Split. Shares not presented for surrender as soon as practicable after the Effective Date shall be exchanged at the first time they are presented to the Transfer Agent or the Company, as applicable, for transfer. No service charges will be payable by holders of shares of Common Stock or Preferred Stock in connection with the exchange of certificates, all expenses of which will be borne by the Company. However, if a transfer of ownership is requested, a fee may be charged.

                              ELECTION OF DIRECTORS

The eight (8) persons named below will be elected as Directors effective as of the Effective Date and will have terms expiring at the 2002 meeting of shareholders and until their successors are elected and qualified. Under the Florida Business Corporation Act, Directors are elected by a majority of the votes of the shares entitled to vote on the election of Directors.

Currently, the number of Raven Moon directors is fixed at three. As permitted under the Bylaws of the Company, effective as of the Effective Date, the Board has increased the number of directors to 8. All directors have a one year term. Messrs. DiFrancesco and Chrystie and Mrs. DiFrancesco currently serve as directors and have been reelected as directors. Additionally, Thomas Hotopp, Norman Weinstock, Anthony Arcari, Donald L. Hacker and Royce Rumsey have been elected to fill the vacancies created due to the increase in the size of the Board to 8 directors.

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Messrs. DiFrancesco and Chrystie and Mrs. DiFrancesco, who currently are directors of Raven Moon, have consented to continue to serve as directors. Messrs. Hotopp, Weinstock, and Arcari, who currently are not directors of Raven Moon, also have consented to serve as directors. All of these persons will serve until the next annual meeting of shareholders or until their successors are elected and have qualified. Other than Mr. and Mrs. DiFrancesco, who are husband and wife, there are no family relationships between any director, or any executive officer of Raven Moon.

The Directors of the Company are elected annually by the Shareholders for a term of one year, or until their successors are elected and qualified. Officers are appointed by the Board at the annual meeting of directors immediately following each annual meeting of shareholders of the Company and serve at the pleasure of the Board.

Set forth below is information about the new additional directors and about the incumbent directors.

Current Directors
-----------------

Joey DiFrancesco, 58, has served as a director and the President of the Company since November 1999. Mr. DiFrancesco has been a producer and director of children's television programs for more than 20 years. Prior to that, he was employed in the music publishing and record production business in New York City with Laurie Records, RCA, Columbia/Sony and MCA. From 1994 to November 1997, Mr. DiFrancesco served as the president and a director of St. Anthony's Entertainment, Inc., an entertainment company he founded. From January 1997 to January 1999, Mr. DiFrancesco served as president and a director of International Resorts and Entertainment, Inc., a Florida corporation in the vacation club business. This company was merged into Raven Moon in December 1998. Mr. DiFrancesco has been self-employed in the fields of television, audio and video programming for more than the past ten years. From November 1999 to date, Mr. DiFrancesco has served as President of Raven Moon, Inc., a Florida corporation in the entertainment industry. Mr. DiFrancesco also serves as director of this company. From 1994 to date, Mr. DiFrancesco has served as President and a director of J & B DiFrancesco, Inc., a Florida corporation in the entertainment business.

Bernadette DiFrancesco, 56, has served as Vice President and a director of the Company since November of 1999. Mrs. DiFrancesco has been self-employed with her husband, Joey DiFrancesco for more than 20 years during which time she and Mr. DiFrancesco have produced television programs, developed the "Praise-R-Cise" alternative to aerobic dancing, and produced 26 half hour episodes of "Curly's Kids" with former Harlem Globetrotter star Curly Neil, among other ventures. She has been actively involved in development of all of our present intellectual

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properties above. From January 1994 to January 1997, Mrs. DiFrancesco served as vice president of St. Anthony's Entertainment, Inc., a Florida corporation in the entertainment business. From January 1997 to January 1999, Mrs. DiFrancesco served as vice president of International Resorts and Entertainment, Inc., a vacation club company that merged into Raven Moon in December 1998. From 1994 to date, Mrs. DiFrancesco has served as Vice President and a director of J & B DiFrancesco, Inc., a Florida corporation in the entertainment business.

Stephen Chrystie, 65, has served as a Director of the Company since November 1999. Mr. Chrystie was a practicing attorney in the state of California from 1963 until his retirement in 1998. He specialized in banking, bankruptcy, commercial and entertainment law. Mr. Chrystie now serves as the Director of a non-profit corporation serving at-risk youth, with offices in Los Angeles, California. On September 10, 1999, Mr. Chrystie, both individually and as Stephen Chrystie and Associates, filed for chapter 7 bankruptcies under case number LA99-42167TD. Both cases were discharged on January 10, 2000.

New Directors
-------------

Thomas Hotopp, 68, has a very broad business background and holds a degree in Business Administration. For the past six years, he has been President of Tom Allison Company. In the same period he has been an investor for his personal accounts. He also is involved in many Community Service projects including the local Jaycees, Boy Scouts, was past president of the Rotary Club, and was a member of the Small Business Council for U.S. congressmen Thomas Kindness.

Norman Weinstock, 62, has a Bachelors of Science degree in Business Administration. IN 1985, Mr. Weinstock, together with another company, Henry Schein, Inc., acquired Zahn Dental Company, Inc., a dental laboratory products distributor initially founded in 1939 that is now the world's largest dental laboratory supply company. Mr. Weinstock has served as the President and Chairman of the Board of Zahn Dental Company, Inc. since 1985, and has over 20 years experience in the dental laboratory industry. . He also serves as Vice President of Henry Schein, Inc., a health care products distributor, since 1989 and served as President of the Dental Manufacturers of America in Philadelphia from September 1, 1999 to August 30, 2000.

Anthony Arcari, 56, is a graduate of the Boston School of Mechanical Dentistry, Boston MA. He has spent many years in the Dental Lab business. Since 1984 has owned Full Service Dental management in Boston. From April 1970 to date, he has served as President of Arcari Dental Lab, Inc., a dental prosthodontic manufacturing company.

Donald L. Hacker, 48, is an experienced top-level executive with an excellent track record of developing new business markets, expanding and managing existing businesses and identifying new opportunities with an established $2 billion Fortune entertainment company as well as a strong individual track record as an

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entrepreneur. Mr. Hacker graduated with academic honors from DePaul University with an MNA in Finance and Marketing. He also holds a BS degree in Finance. From 1995 to 2000 Mr. Hacker was the Founder/Chairman/CEO of UC Enterprises - a San Diego based company that specialized in a new retail wholesale concept and established multi-location company to produce, distribute and market hand-crafted, European-style Artisan Breads in company owned European Cafes, top level restaurants, gourmet markets, resorts and hotels. The company successfully sold off its operations to a LA-based venture group. He was also selected by Electronic Medial as "Twelve to Watch" and honored as "Top 40
Under 40" executives by Crains' Chicago Business. In 2000 Mr. Hacker formed a development partnership with Royce Rumsey, Hacker-Rumsey, to develop, produce, market and distribute its own branded entertainment concepts.

Royce Rumsey, 49, has effectively combined marketing sensibilities with design capabilities to craft some of the successful brand marketing programs in the entertainment sports and consumer product arenas. Since his graduation from the University of Cincinnati with a degree in Industrial Design, he has held top positions in Management and Design. From 1987 to 1999 he served a Director of R & D at Bandai America, Cypress, CA. At the same time from 1995 to 2000 he was Founder & CEO of Transport Software, Laguna Beach, CA and from 1999 to 2000 he was Directors, Design and New Business development at Sargent & Berman, Santa Monica, CA. In the year 2001 he Retained Management to InAlysis, Inc, Irvine, CA and concurrently has been working in the Hacker-Rumsey Partnership.

Board Meetings and Committees
-----------------------------

The Raven Moon Board met in person approximately one time during 2000, and took action by written consent without a meeting on approximately ten occasions. The Board has not established any standing committees. The new directors were selected by the Board. Raven Moon currently has no procedure whereby nominations are solicited from shareholders. All incumbent directors attended all of the meetings of the Board.

                        EXECUTIVE OFFICERS OF THE COMPANY

The following table identifies the executive officers of the Company.

             Name                                     Title
             ----                                     -----
       Joey DiFrancesco                President,

       Bernadette DiFrancesco          Vice President, Secretary, and Treasurer

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                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Employment Agreements
-------------------------------

On June 1, 1997, one of our predecessors, International Resorts and Entertainment Group, Inc., entered into an employment agreement with Joey DiFrancesco, our President. This agreement was amended on November 3, 1998 and again on November 19, 1999. The agreement, as amended, provides that Mr. DiFrancesco is employed as President and Chief Executive Officer for a seven-year term of employment commencing November 16, 1999. The initial yearly salary was $180,000, with 20% increases per year, plus an annual bonus of 3.5% to 10% of that year's annual salary, subject to certain conditions and approval by the Board of Directors. Mr. DiFrancesco has the right and option to renew the agreement for an additional 7-year term. If Mr. DiFrancesco is removed as President or Chief Executive Officer, or his duties diminished without his consent, or if we do not renew the agreement and he does not consent to such nonrenewal, then Mr. DiFrancesco is entitled to receive an amount equal to the full 7 year's salary, if the termination or nonrenewal is without justification, or an amount equal to 50% of the full 7 years' salary payable in four annual installments. As amended on November 19, 1999, the agreement also provides for Mr. DiFrancesco and his wife to receive a "Founders" royalty of 10% of any and all gross entertainment revenues received by the company in conjunction with any entertainment projects developed and/or produced by the company during the term of his employment. Such royalty is to be paid to them annually between each November 16th and December 31st in perpetuity. As of December 31, 2000, we owed Mr. DiFrancesco $248,400 in accrued and unpaid salaries.

We also entered into an employment agreement with Bernadette DiFrancesco on June 1, 1997, as amended on November 3, 1998, and amended again on November 16, 1999. Mrs. DiFrancesco's agreement is identical in terms to that of Mr. DiFrancesco, except that she is employed as Vice President and Secretary, and her initial annual salary was $60,000. Her salary also is subject to a 20% annual increase. Mrs. DiFrancesco also may be paid an annual bonus of 3.5% to 10% of her annual salary, based on performance over projections and subject to approval by the board of directors. If Mrs. DiFrancesco is removed as Vice President or Secretary, or her duties diminished without her consent, or if we do not renew the agreement and she does not consent to such nonrenewal, then Mrs. DiFrancesco is entitled to receive an amount equal to the full 7 year's salary, if the termination or nonrenewal is without justification, or an amount equal to 50% of the full 7 years' salary payable in four annual installments. As amended on November 19, 1999, the agreement provides for Mrs. DiFrancesco to receive with her husband the "Founders" royalty referenced above. As of December 31, 2000, the company owed Mrs. DiFrancesco $82,800 in accrued and unpaid salaries.

We also lease two automobiles for use by Joey and Bernadette DiFrancesco. Each lease was recently renewed for a three-year term. One lease is for $300 per month, and the other is for $833 per month.

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Stock Option Plan
-----------------

The Board of Directors has approved the Raven Moon Stock Option Plan ("Plan). The principal purpose of the Plan is to advance the growth and development of the Company by affording an opportunity to executives, consultants and key employees of the Company as well as directors of the Company and its affiliates to purchase shares of the Company's common stock and to provide incentives for them to put forth maximum efforts for the success of the Company's business. The Plan is intended to permit certain designated stock options granted under the Plan to qualify as incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended. As of the date of this amendment, no shares of common stock have been reserved for issuance under the Plan and no options have been granted. A more detailed discussion of the Plan is set forth below.

Director Compensation
---------------------

As compensation for their services, in April 1999, we issued to each Director a warrant to purchase up to 250,000 (now 2,500,000, as adjusted for the 10-1 forward split effective January 1, 2001) shares of the Company's Common Stock at an exercise price which is equal to 80% of the average of the prices at which the Company's Common Stock trades for the five trading days immediately after the Common Stock commences trading on the over-the-counter stock market maintained by the NASD. After our common stock commenced trading on December 1, 2000, management calculated the exercise price to be $.44 per share, without adjustment for the stock split. No additional warrants have been issued to directors as compensation, and no additional warrants are contemplated at this time. No warrants were issued to directors in the 2000 calendar year. Directors are not otherwise compensated for their services as such. We do, however, reimburse each Director for actual expenses incurred by them in attending meetings of the Board of Directors.

                        COMPLIANCE WITH SECTION 16(A) OF
                         SECURITIES EXCHANGE ACT OF 1934

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, Raven Moon's Directors and officers, and persons who own more than ten percent of the Company's Common Stock, are required to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Raven Moon. Officers, Directors and greater than ten-percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2000, except as set forth below, directors, officers and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

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Joseph DiFrancesco: Mr. DiFrancesco did not timely file the initial Form 3 at the time he became and officer and director of the Company in 1999. A report on Form 5 covering the transactions he failed to earlier report was filed in the first quarter of 2001. Mr. DiFrancesco failed to file report on Form 4 for the acquisition of a warrant in April 2000. Mr. DiFrancesco did not timely file reports on Form 4 reflecting the exercise of certain options. However, such options and warrants have been rescinded in their entirety. Mr. DiFrancesco did not timely file the report on Form 5 for the year ended December 31, 2000.

Bernadette DiFrancesco: Mrs. DiFrancesco did not timely file the initial Form 3 at the time she became and officer and director of the Company in 1999. A report on Form 5 covering the transactions she failed to earlier report was filed in the first quarter of 2001. Mrs. DiFrancesco failed to file report on Form 4 for the acquisition of a warrant in April 2000. Mrs. DiFrancesco did not timely file reports on Form 4 reflecting the exercise of certain options. However, such options and warrants have been rescinded in their entirety. Mrs. DiFrancesco did not timely file the report on Form 5 for the year ended December 31, 2000.

J & B DiFrancesco, Inc.: J & B DiFrancesco, Inc. has not timely filed the initial report on Form 3 due to its affiliate status with the Company. It failed to timely file three Forms 4 for transactions occurring in July 1999, May 2000, and November 2000. The company did not file a report on Form 5 for the year ended December 31, 2000.

Stephen Chrystie: Mr. Chrystie failed to timely file a report on Form 3 at the time he became a director of the Company. A report on Form 5 covering the transactions he failed to earlier report was filed in the first quarter of 2001. Mr. Chrystie did not timely file three reports on Form 4 for three transactions occurring during the calendar year ended December 31, 2000. Mr. Chrystie did not timely file a report on Form 5 for the year ending December 31, 2000 covering three separate transactions.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 26, 2001, the beneficial ownership of the Company's Common Stock by (i) the only persons (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who are known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) by all directors and executive officers of the Company as a group. Percentage ownership is based on 220,733,526 shares of Common Stock issued and outstanding as of July 26, 2001 and assumes the exercise in full of 43,482,694 immediately exercisable common stock purchase warrants, for a total of 264,216,220 outstanding shares. All numbers do not reflect the Reverse Split.

  Name and Address of Beneficial Owner    Number of Shares    Percent of Class
  ------------------------------------    ----------------    ----------------
J&B DiFrancesco, Inc.
2221 Springs Landing Blvd.
Longwood, FL 32779                            34,866,720           13.20%

Joseph & Bernadette
DiFrancesco (1)(2)
2221 Springs Landing Blvd.
Longwood, FL 32779                            82,517,240           31.23%

Stephen Chrystie (2), (3)
270 N. Cannon Drive
Beverly Hills, CA 90210                        3,603,524            1.36%

Thomas Hotopp (4)
 2531 Symphony Lane
Dayton, OH 45449                               9,934,682            3.76%

Anthony E. Arcari (5)
1 Strawberry Lane
N. Reading, MA 01864                           1,747,408            0.66%

Norman Weinstock (6)
43 Crest Road
Framingham, MA 01702                           1,686,360            0.64%

Donald L. Hacker (7)
11673 Ramsdell Ct.
San Diego, CA 92131                           15,000,000            5.68%

Royce Rumsey (7)
264 Cajon
Laguna Beach, CA 92651                        15,000,000            5.68%

All executive officers and
directors as a group (8 persons)
(1), (2), (3)                                129,489,214           49.01%

     1. Includes 34,866,720 shares issued to J & B DiFrancesco, Inc., an affiliated entity controlled by Mr. and Mrs. DiFrancesco, 12,650,520 shares owned by Mr. and Mrs. DiFrancesco as joint tenants, and 30,000,000 shares held by the Bernadette DiFrancesco Trust of which Joseph and Bernadette DiFrancesco are co-trustees.

     2. The numbers set forth above include warrants to purchase up to 2,500,000 shares of the Company's Common Stock issued to each of Mr. DiFrancesco, Mrs. DiFrancesco and Mr. Chrystie. The warrants expire April 17, 2003 and are exercisable at any time prior to expiration at an exercise price of $.044 per share.

     3. The number includes 526,680 shares owned directly by Mr. Chrystie and 1,000 shares issuable to Mr. Chrystie upon exercise of warrants purchased June 2001. The total also includes 515,844 shares owned by Mr. Chrystie's wife and 60,000 shares issuable to Mrs. Chrystie upon exercise of warrants purchased December 4, 2000. The exercise price of the warrants is $.0385 per share.

     4. Shares are issued in the name of the Thomas L. and Alice Hotopp Trust, of which Thomas L. Hotopp and Alice Hotopp are co-trustees (the "Hotopp Trust"). The total includes warrants to purchase 1,000,000 shares.

     5. Includes warrants to purchase 171,000 shares of common stock at an exercise price of $.0385 per share. The warrants will expire on April 27, 2003, September 22, 2003 and June 25, 2004.

     6. Includes warrants to purchase 151,000 shares of common stock at an exercise price of $.0385 per share. The warrants will expire on April 27, 2003, September 22, 2003 and June 25, 2004.

     7. Includes warrants to purchase 15,000,0000 shares of Common Stock at an exercise price of $.001 per share. The warrants will expire on March 1, 2004.

The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission (the "Commission"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of the date hereof through the exercise of any stock option or other right. Unless otherwise indicated, each person has the sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the table.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Raven Moon, Inc. owed the company $266,232 as of December 31, 2000, which has subsequently been repaid. Currently Raven Moon, Inc. does not owe Raven Moon International, Inc. any debt and subsequently there are no royalties or debts owed to Raven Moon, Inc. by Raven Moon International, Inc. In addition, Raven Moon, Inc. does not own any common or preferred shares whatsoever in Raven Moon International, Inc.

The merger of Ybor City Shuttle Service, Inc., Raven Moon Entertainment and International Resorts and Entertainment Group, Inc. on December 31, 1998, resulted in Joey DiFrancesco and Bernadette DiFrancesco becoming shareholders in the Company, both individually and as owners of corporate entities they control, and both are now officers and directors of the Company.

We previously issued 50,000 shares of our common stock to Stephen Chrystie in consideration for his agreement to act as a Director. In 1998, we issued 2,668 shares to Mr. Chrystie as compensation for legal services. As adjusted for the 10-1 forward split on January 1, 2001, these shares now total 526,680.

On April 11, 2000, we entered into an agreement with Joseph and Bernadette DiFrancesco whereby we acquired a one year option to the rights to the "Gina D Kid's Club" program, certain cartoon characters featured in the program, and the music publishing rights to songs written for and used in the program, in exchange for 40,000,000 shares of our common stock. We agreed to register the shares in our planned public offering. The agreement provides for the grant of the rights for one year. During this one-year period, we must provide the funding necessary to produce a minimum of 10 half-hour episodes of the program and two home video products. In addition to getting the television program on the air, we must place the home video product on the market through retail stores, the Home Shopping Network or Christian television outlets, bookstores and schools. If we comply with the foregoing requirements, we will have all rights, including licensing and merchandising to the program and videos for the one-year term and an additional 20-year period. All rights will revert back to Mr. and Mrs. DiFrancesco after the 20-year period.

In April 2000, we issued to each director warrants to purchase up to 250,000 shares of the Company's Common Stock at an offering price equal to 80% of the average closing prices for the Company's Common Stock for the five trading days immediately following the date that the Company's Common Stock commences trading in the over-the-counter market. On March 28, 2001, the Board of Directors amended the exercise price to $.0001 per share. The number of shares has been increased to 2,500,000 as a result of the 10-for-1 forward split. The warrants expire April 17, 2003 and are exercisable at the election of the holder thereof at any time during such period.

On May 18, 1997, International Resorts and Entertainment Group, Inc., which merged with the company December 31, 1998, acquired the exclusive production rights to certain projects developed and owned by J. & B. DiFrancesco, Inc., for 20,000 shares of its common stock. Following is a summary of the production properties acquired:

"Chief Rainbird and Friends"
"Highway Angel"
"The Last Feather"
"The Village of Many Tribes" project
"The Terry Jones Story - Venom in my Veins"
"Praise-r-Cise"
"The Jokes on You"
"Team Amazon"

By virtue of the merger, we now own these rights.

We also owe Mr. and Mrs. DiFrancesco approximately $331,200 in unpaid salaries as of December 31, 2000.

We owe J & B DiFrancesco Inc. principal of $48,864.26 plus accrued interest of $3,077.52 as of December 31, 2000.

We owe John Pierce, as Trustee, approximately $440,917 plus accrued interest of $18,295.86 as of December 31, 2000. The debt is evidenced by 5 separate promissory notes, each of which bears interest at the rate of 10% per annum and each of which is due December 7, 2001. The principal amounts of the notes are $70,064, $49,750, $37,410, $22,500, $15,000, $20,000, 40,000 and $186,193. Mr.
Pierce is a former director of the company and is a current shareholder. The notes are unsecured.

Mr. DiFrancesco disclosed on a number of occasions that a potential conflict of interest may exist because he is the President of Raven Moon International, Inc., Raven Moon, Inc. and J&B DiFrancesco, Inc. which are all doing business in some fashion together. This disclosure was made as early as 1997.

Effective January 1, 2001, we entered into a Talent Agreement with Gina Mouery, the hostess for the "Gina D's Kids Club show. Ms. Mouery is the daughter of Joseph and Bernadette DiFrancesco. Under the terms of the agreement, Ms. Mouery granted us an exclusive, worldwide license to use her name, the registered name "Gina D", her likeness and performance for the "Gina D's Kids Club" program. The term of the license is ten years. We are obligated to pay Ms. Mouery a monthly advance of $2,000 against one percent of any and all gross revenues from the show we receive from any source and any media throughout the world during the term of the license and for ten years following the term of the license. We agreed to either reimburse her or pay her $635 a month for a leased car during the first two years of the agreement. We also granted Ms. Mouery options to purchase up to 10,000,000 shares of our common stock at an exercise price of $.02 per share. Of these options 7,000,000 were vested and exercised in January 2001. Of the remaining options, 2,000,000 will vest and be exercisable as of

January 1, 2002, and 250,000 will vest and be exercisable on January 1 for each of the calendar years 2003 through and including 2006. We agreed to register the shares issuable upon exercise of the option, either through a registration on Form S-8 or through some other form of registration permitted under applicable securities laws.

On March 27, 2001, we entered into an Interim Management Services Agreement with Hacker-Rumsey ("HR"), whose partners are Donald L. Hacker and Royce Rumsey, two of our new directors, whereby HR will provide public and private fundraising support, direct the design, development and market research and planning of the company's television properties, including the "Gina D Kid's Club" program, establish third party relationship with our advertising, distribution and broadcast partners, prepare a plan under which we can generate maximum revenues from our entertainment properties, an undertake such other activities as will help us achieve our broader objectives. HR has been granted reasonable authority to conduct day-to-day management activities. The term of this agreement is three months, beginning effective March 1, 2001. We have extended the agreement through August 31, 2001. For its services, we will pay HR a total of $90,000 for the regular term, and an additional $30,000 for the extension through July 1, 2001, plus an additional $60,000 for July 1, 2001 through August 31, 2001.

HR also has granted us an option to exploit certain HR television properties in an HR Properties Option Agreement. The term of this option is for one year commencing March 1, 2001. As consideration for this option, we have agreed to pay HR the sum of $50,000 and to issue the principals of HR, Mr. Hacker and Mr. Rumsey stock warrants to purchase up to an aggregate of 30,000,000 shares (15,000,000 shares each) of our Common Stock at an exercise price of $.001 per share. The term of the warrants are three years from the effective date of the agreement, March 1, 2001. The option fees are to be used to produce two multimedia presentations for sales and marketing purposes of the HR-developed properties under option. All rights to HR properties revert in full if we do not meet certain conditional financing and re-capitalization terms or we cannot agree with HR on an anticipated employment contract. In the event of such reversion, HR would forfeit all stock warrants and repay the $50,000 fee.

Effective, May 1, 2001, we entered into an Addendum to the option agreement granting us the right the exploit an HR-developed property known as "The Icely Bros."8 The agreement has a term of one year. As consideration for this option, we paid HR the sum of $30,000. HR is to use the fees to produce computer-based character animation for inclusion into our Gina D's presentations for sale and marketing purposes of an program called "Gina D and the Icely Bros." All rights to "The Icely Bros." Will revert to HR in the event that the Company does not meet conditional financing and re-capitalization terms or HR and the Company cannot jointly agree on the terms of an employment contract with HR, or the Company fails to make the payments required under the option agreement or the Interim Management Agreement with HR described above. In event of such reversion, HR would forfeit all stock warrants and option fees granted under the Interim Management Agreement and the HR Properties Option Agreement.

                RAVEN MOON ENTERTAINMENT, INC. STOCK OPTION PLAN

General
-------

The Board has adopted the Raven Moon Entertainment, Inc. Stock Option Plan, referred to as the "plan. Under the plan, up to a maximum of 100,000,000 shares of the Company's common stock are reserved for issuance upon exercise of stock options granted under the plan. The plan is intended to provide an equity interest in Raven Moon to certain of its executive officers, directors and employees and to provide additional incentives for such persons to devote themselves to Raven Moon's business. The plan is also intended to aid in attracting persons of outstanding ability to serve, and remain in the service of, Raven Moon. The plan affords the Board the ability to authorize stock options. Any or all grants of options under the plan may require Raven Moon or plan participants to meet performance criteria in order to vest.

Description Of Plan
-------------------

The following summary of the principal provisions of the plan is not intended to be exhaustive and is qualified in its entirety by the terms of the plan, a copy of which may be obtained from Raven Moon by writing to the Office of the Corporate Secretary, Raven Moon International, Inc., 120 International Parkway, Suite 220, Heathrow, Florida 32746.

Principal Purposes Of The Plan
------------------------------

The purpose of the plan is to advance the growth and development of the Company by affording an opportunity to executives, consultants and key employees of the Company as well as directors of the Company and its affiliates to purchase shares of the Company's common stock and to provide incentives for them to put forth maximum efforts for the success of the Company's business. The Plan is intended to permit certain designated stock options granted under the Plan to qualify as incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code").

Available Shares
----------------

The number of shares of Raven Moon common stock that may be issued or transferred under the plan shall not exceed in the aggregate 100,000,000 shares, plus any shares relating to awards that expire or are forfeited or canceled. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

Eligibility
-----------

Officers and other key employees of Raven Moon, directors, (and any future subsidiaries), or any other person who renders significant services as a consultant or otherwise, may be selected by the Board to receive grants of options under the plan (each, a "participant" or "optionee"). Only officers, or executive, managerial or other employees of the Company and directors who also are common law employees of the Company qualify for the grant of Incentive Options under the Code. Non-employee directors and outside consultants may be granted non-qualified, or non-incentive options under the Code.

Options
-------

Options granted under the plan may be options that are intended to qualify under particular provisions of the Code, options that are not intended to so qualify, or combinations of the foregoing.

Options may be granted under the plan that entitle the optionee to purchase common shares at a price which may not be less than 100 percent of the market value per share on the date of grant; provided that the grant of an Incentive Option to an eligible employee who possesses more than 10% of the total combined voting power of all classes of common stock of the Company shall not be less than 110% of the fair market value on the date of grant. Each grant of an option shall specify whether the option price shall be payable: (i) by cash or a certified bank check to Raven Moon, (ii) transferable or redeemable shares of the Company's common stock, or any combination of the foregoing in an amount equal to the full option price of the shares of stock being purchased. Shares of the Company's stock that are delivered in payment of the option price shall be valued at their fair market value as determined under the provisions of the Plan. In the alternative, the Board may, but is not required to, accept a promissory note, secured or unsecured, or other consideration in the amount of the option price made by the participant and on terms and conditions satisfactory to the Board.

If the fair market value of one share of Raven Moon common stock is greater than the full option exercise price of such share of stock (at the date of calculation), in lieu of exercising any option for cash, the participant may elect to receive shares of common stock equal to the value of the option (or the portion thereof being exercised) by delivering to Raven Moon a properly completed and endorsed Notice of Exercise of Option, in which event Raven Moon will issue to the participant a number of shares of Stock computed using the following formula:

X= Y (A-B)
   -------
A

Where X =the number of shares of stock to be issued to the Participant

Y = the number of shares of stock purchasable under the option (or portion, if only a portion of the option is being exercised),

A = the fair market value of one share of Raven Moon common stock (as of the date of calculation)

B = the full option price of one share of common stock being purchased

Any grant of options may specify management objectives that must be achieved as a condition to the exercise of such rights.

Each grant of an option shall specify the term of the option; provided, however, that no Incentive Option shall be exercisable more than ten years from the date of grant and if the participant possesses more than 10% of the total combined voting power of all common stock of the Company, then the term may not exceed 5 years. Each grant shall specify the period of continuous service with Raven Moon or any subsidiary, if any, which is necessary before the option will become exercisable and may provide for the earlier exercise of such option in the event of, retirement, death or disability of the optionee or other similar transaction or event. Successive grants may be made to the same optionee whether or not any options previously granted to such optionee remain unexercised.

The plan may provide for the grant of options to non-employee directors or to outside consultants. Such grants shall not qualify as incentive options under the Code. The option price shall not exceed the fair market value of the Company's common stock on the date of grant. Such options shall become exercisable as determined by the Board. The Board retains the discretion at any time to alter the provisions applicable to awards to non-employee directors and to add any additional terms as it, in its discretion, deems appropriate or to make any awards on terms that the Board determines to be appropriate.

Each grant of an option shall be evidenced by an agreement between Raven Moon and the optionee containing such terms and provisions, consistent with the plan, as the Board may approve.

Transferability
---------------

Except as otherwise determined by the Board, no option granted under the plan is transferable by an optionee other than by will or the laws of descent and distribution. Except as otherwise determined by the Board, options are exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative. The shares of common stock that are to be issued upon exercise of option shall be subject to further restrictions on transfer. The Company will have the option to repurchase the common stock issued upon exercise of options, except in the event of a sale or liquidation of the Company in an acquisition. Raven Moon also has the right of first refusal to purchase the shares of Common Stock purchased upon exercise of any option until and unless such shares stock are eligible for sale on the over-the-counter market of the National Association of Securities Dealers Automated Quotation system or a stock exchange.

Adjustments
-----------

In the event of a capital adjustment resulting from a stock dividend, stock split, reverse stock split, reclassification, or recapitalization, or by reason of a merger, consolidation, or other reorganization in which the Company is the surviving entity, the Board is authorized to make such adjustment, if any, as it may deem appropriate in the number and kind of shares authorized by the plan, or in the number, option price and kind of shares covered by options granted. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Board, and any such adjustment may provide for the elimination of fractional shares.

Corporation Events
------------------

In the event of the dissolution or liquidation of Raven Moon or any merger or combination involving Raven Moon where Raven Moon is not the surviving entity, or a transfer by the Company of substantially all of its assets or property to another corporation, or in the event any other corporation acquires control of Raven Moon in a reorganization within the meaning of Section 368(a) of the Code, all outstanding options will terminate unless such options are assumed or substitutes therefore are issued by the surviving or acquiring corporation in any such merger, combination or other reorganization. Raven Moon will give at least fifteen (15) days prior, written notice of such transaction to holders of unexercised options prior to the effective date of such merger, combination, reorganization, dissolution or liquidation. The Board, in its sole discretion, may, but is not obligated or required to, elect to accelerate the vesting schedules of any of the options previously issued upon such notice, and the participant may, in such event, exercise such options prior to such effective date, notwithstanding any time limitation previously placed on the exercise of such options. The Board also has the authority to condition any such option acceleration upon the subsequent termination of the participant's employment within a specified period following the change in control. The acceleration of options in the event of such an acquisition of Raven Moon or other change in control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a take-over attempt, or other effort to gain control of Raven Moon.

Administration
--------------

The plan is to be administered by the Board. The plan also provides that the Board may establish a stock option committee of the Board of not less than two directors. The Board is authorized to interpret the plan and related agreements and other documents and such interpretation shall be final and conclusive.

Amendments
----------

The Board may amend the plan at any time and from time to time in whole or in part; provided, however, that (i) any such amendment may not adversely affect the rights of optionees who were granted options prior thereto and (ii) any amendment that must be approved by the shareholders of Raven Moon in order to comply with applicable law or the rules of the principal national securities exchange upon which the common shares are then trading or quoted will not be effective until such approval has been obtained.

Termination
-----------

No grant shall be made under the plan more than ten years after the date on which the plan is first approved by shareholders of Raven Moon, but all grants made on or before such date shall continue in effect thereafter subject to the terms thereof and of the plan.

Federal Income Tax Consequences
-------------------------------

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the plan based on federal income tax laws in effect on January 1, 2001. This summary is not intended to be complete and does not describe state or local tax consequences.

Section 162(m) Considerations:
------------------------------

Section 162(m) of the Internal Revenue Code disallows a publicly held company's deduction for compensation in excess of $1 million (per taxable year) paid to Raven Moon's chief executive officer and other four most highly compensated executives unless certain exceptions are satisfied. One of these exceptions allows for the deduction of performance-based compensation in excess of $1 million where a number of criteria are satisfied. These criteria include (i) payment only on satisfaction of one or more pre-established, non-discretionary, objective performance goals; (ii) awards being granted at the discretion of a compensation committee comprised of two or more "outside directors" (as defined under Section 162(m) of the Internal Revenue Code); (iii) stockholder approval after disclosure of material terms of the plan; and (iv) payment of awards only after certification by the compensation committee that the material terms were satisfied. Under the plan, awards of options generally are intended to qualify, and awards of restricted shares and performance shares may be intended to qualify, as performance-based compensation under Section 162(m) of the Internal Revenue Code. Shareholder approval of the plan is, therefore, required in order for Raven Moon to comply with the performance-based compensation exception set forth in Section 162(m) and the regulations thereunder, and to permit, to the extent possible, the compensation paid under the plan to be fully deductible by Raven Moon. Accordingly, Raven Moon is seeking shareholder approval of the plan.

Tax Consequences to Participants:

Non-Qualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a non-qualified option right is granted; (ii) at the time of exercise of a non-qualified option right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option ("ISO"). If common shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If common shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Tax Consequences to Raven Moon or a Subsidiary

To the extent that a participant recognizes ordinary income in the circumstances described above, Raven Moon or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

Plan Benefits
-------------

It is not possible to determine the specific awards that will be granted under the plan in the future. As of July 26, 2001 no options had been awarded under the plan.

                           INTEREST OF CERTAIN PERSONS

Excluding the election of directors, no director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendments to any amendment to the Articles of Incorporation or other action covered by this Information Statement which is not shared by all other stockholders.

                       MATERIAL INCORPORATED BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference rooms. Our public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at http://www.sec.gov.

The following documents are incorporated herein by reference: The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2000, as amended by Amendment Number 1, and the Company's quarterly report on Form 10-QSB for the fiscal quarter ended March 31, 2001, as amended by Amendment No. 1. Incorporation by reference means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement shall be deemed to be incorporated by reference into this Information Statement and to be a part hereof from the dates of filing such documents or reports. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently

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filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

THIS INFORMATION STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM A COPY OF THIS INFORMATION STATEMENT HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST, IN THE CASE OF COMPANY DOCUMENTS, TO JOEY DIFRANCESCO, CHAIRMAN OF THE BOARD, RAVAN MOON INTERNATIONAL, INC., 120 INTERNATIONAL PARKWAY, SUITE 220, HEATHROW, FLORIDA 32746, TELEPHONE: (407) 304-4764.

By order of the Board of Directors

July 26, 2001

Joey DiFrancesco, President

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